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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Celldex Therapeutics, Inc. of our report dated May 7, 2008, with respect to the consolidated financial statement of Celldex Therapeutics, Inc., included in the 2009 Annual Report to Shareholders of Celldex Therapeutics, Inc. We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-143112) of Celldex Therapeutics, Inc.,

  (2)
  Registration Statement (Form S-3 No. 333-162613) of Celldex Therapeutics, Inc.,

  (3)
  Registration Statement (Form S-8 No. 333-151728) pertaining to the 2008 Stock Option and Incentive Plan of Celldex Therapeutics, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-162423) pertaining to the CuraGen Corporation 2007 Stock Incentive Plan, and

  (5)
  Registration Statement (Form S-8 No. 333-117602) pertaining to the 2004 Employee Stock Purchase Plan

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 12, 2010

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  Exhibit 23.2